Exhibit 10.2

VOTING AGREEMENT
This Voting Agreement (this “Agreement”) is entered into as of June __, 2021, by and among Iora Health, Inc., a Delaware corporation (the “Company”), 1Life Healthcare, Inc., a Delaware corporation (“Parent”), and the stockholder of Parent set forth on Exhibit A hereto (the “Specified Stockholder”).
Recitals
A.    The Specified Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain shares of Parent Common Stock (as defined below).
B.    Parent, SB Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company and Fortis Advisors LLC, solely in its capacity as the Stockholders’ Representative are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).
C.    In the Merger, each outstanding share of Company Capital Stock (after taking into account the conversion of the shares of Company Special Stock into shares of Company Class B Common Stock), other than Dissenting Shares and shares of Company Capital Stock that are owned by the Company as treasury stock, is to be cancelled and automatically converted into the right to receive a number of shares of Parent Common Stock, as provided in the Merger Agreement.
D.    The Merger Agreement contemplates that Parent’s stockholders will vote on the issuance of shares of Parent Common Stock in connection with the Merger and the adoption and approval of any other proposals as the SEC (or staff members thereof) may indicate are necessary in its comments to the Form S-4 Registration Statement or in correspondence related thereto, and of any other proposals reasonably agreed by Parent and the Company as necessary or appropriate in connection with the Transactions.
E.    The Specific Stockholder acknowledges that as an inducement and a condition for Company to enter into the Merger Agreement, the Specific Stockholder is entering into this Agreement.
Agreement
The parties to this Agreement, intending to be legally bound, agree as follows:
SECTION 1

CERTAIN DEFINITIONS
For purposes of this Agreement:
(a)The Specified Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if the Specified Stockholder: (i) is the record owner of such security or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such security.

(b)“Parent Common Stock” means the common stock, par value $0.001 per share, of Parent.
(c)With respect to the Specified Stockholder, “Subject Securities” shall mean: (i) all shares of Parent Common Stock that are Owned by the Specified Stockholder as of the date of this Agreement; and (ii) all additional shares of Parent Common Stock of which the Specified Stockholder acquires Ownership during the period from the date of this Agreement through the Voting Expiration Date; provided, that the Specified Stockholder’s Subject Securities shall not include any Parent Common Stock that the Specified Stockholder sells or otherwise disposes of following the date of this Agreement in accordance with the terms set forth in Section 2.1 of this Agreement.
(d)“Voting Expiration Date” shall mean the earliest of: (i) the date upon which the Merger Agreement is validly terminated; (ii) the date upon which the Merger becomes effective; (iii) the Outside Date; (iv) the occurrence of a Parent Adverse Recommendation Change made pursuant to Section 4.5(d) of the Merger Agreement, (v) the termination of any other Voting Agreement with respect to the Merger Agreement to which the Company is a party; or (vi) the date upon which the Company, Parent and the Specified Stockholder agree to terminate this Agreement in writing; provided, that nothing herein shall relieve any party hereto of any liability for any breach of such party’s representations, warranties, covenants or other agreements contained herein or willful breach or actual fraud occurring prior to such termination.
(e)Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.
SECTION 2

TRANSFER OF VOTING RIGHTS
Section 2.1     Restriction on Transfer of Voting Rights.
(a)Except as provided hereunder or under the Merger Agreement, during the period from the date of this Agreement through the Voting Expiration Date, the Specified Stockholder agrees with the Company (and only with the Company) that it shall not, directly or indirectly, (i) create any Lien other than restrictions imposed by Applicable Law or pursuant to this Agreement on any of the Specified Stockholder’s Subject Securities, (ii) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any Contract with respect to any Transfer of, the Specified Stockholder’s Subject Securities or any interest therein or rights attaching thereto, (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Specified Stockholder’s Subject Securities, or (iv) take any intentional action that, to the knowledge of the Specified Stockholder, would have (or would reasonably be expected to have) the effect of preventing the Specified Stockholder from performing the Specified Stockholder’s obligations hereunder. Any action taken in violation of the foregoing sentence shall be null and void ab initio.
(b)Notwithstanding the foregoing, the Specified Stockholder may (i) make transfers or dispositions of the Specified Stockholder’s Subject Securities to any trust for the direct or indirect benefit of the Specified Stockholder or the immediate family of the Specified Stockholder, (ii) make transfers or dispositions of the Specified Stockholder’s Subject Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Specified Stockholder, (iii) make transfers of the Specified Stockholder’s Subject

Securities to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current partners (general or limited), members or managers of the Specified Stockholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Specified Stockholder, (iv) make transfers that occur by operation of Law, including those pursuant to a qualified domestic relations order or in connection with a divorce settlement, (v) make transfers or dispositions not involving a change in beneficial ownership, (vi) if the Specified Stockholder is a trust, make transfers or dispositions to any beneficiary of the Specified Stockholder or the estate of any such beneficiary, (vii) exercise an option or warrant (including a net or cashless exercise of such option or warrant) to purchase shares of Parent Common Stock, (viii) Transfer shares of Parent Common Stock to Parent to cover tax withholding obligations of the Specified Stockholder in connection with any option exercise or the vesting of any restricted stock or restricted stock unit award, provided that the underlying shares of Parent Common Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement, and (ix) make transfers or dispositions of the Specified Stockholder’s Subject Securities pursuant to a trading plan in effect as of the date hereof pursuant to Rule 10b5-1 under the Exchange Act and (x) make one or more dispositions of up to, in the aggregate, 25% of the Subject Securities held by the Specified Stockholder as of the date hereof; provided that, with respect to clauses (i) through (vi) above, the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Specified Stockholder or the transferee provides the Company with a copy of such executed agreement promptly upon consummation of any such Transfer, provided, further that reasonable notice shall be provided to the Company prior to any such Transfer and that, except with respect to Transfers pursuant to clauses (ix) and (x), the underlying shares of Parent Common Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For the avoidance of doubt, (A) if the Specified Stockholder is not an individual, nothing in this Agreement shall restrict any direct or indirect Transfers of any equity interests in the Specified Stockholder and (B) notwithstanding anything to the contrary in this Agreement, the Specified Stockholder may Transfer, or enter into any contract with respect to any Transfer of, all or any portion of the Subject Securities at any time after the Parent Stockholder Approvals shall have been obtained, and, if as a result of such Transfer as permitted hereunder the Specified Stockholder ceases to be the record or beneficial owner of such Subject Securities, the Specified Stockholder shall have no obligations pursuant to this Agreement with respect to such Subject Securities.
SECTION 3

VOTING OF SHARES
Section 3.1     Voting Covenant. The Specified Stockholder hereby agrees with the Company (and only with the Company) that, prior to the Voting Expiration Date, at every meeting of the stockholders of Parent, however called, and at every adjournment or postponement thereof, and in every action by written consent of the stockholders of the Parent, unless otherwise directed in writing by the Company, the Specified Stockholder shall cause the Subject Securities to be voted:
(a)in favor of the issuance of shares of Parent Common Stock in connection with the Merger as contemplated by the Merger Agreement as of the date hereof and in favor of any action in furtherance of the foregoing, the adoption and approval of any other proposals as the SEC (or staff members thereof) may indicate are necessary in its comments to the Form S-4 Registration Statement or in correspondence related thereto;

(b)in favor of any proposal to adjourn or postpone such meeting of the stockholder of the Parent to a later date if recommended by the Company, including if there are not sufficient votes to approve issuance of shares of Parent Common Stock in connection with the Merger and the Transactions;
(c)against any proposal made in opposition to the issuance of shares of Parent Common Stock in connection with the Merger as contemplated by the Merger Agreement as of the date hereof, any action in furtherance of the foregoing, the adoption and approval of any other proposals as the SEC (or staff members thereof) may indicate are necessary in its comments to the Form S-4 Registration Statement or in correspondence related thereto; and
(d)against any action, agreement, proposal or transaction involving Parent or any of its Subsidiaries which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the issuance of shares of Parent Common Stock in connection with the Merger as contemplated by the Merger Agreement as of the date hereof or any of the other Transactions contemplated by the Merger Agreement or this Agreement.
Prior to the Voting Expiration Date, the Specified Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a)”, “(b)” or “(c)” of the preceding sentence. Except as set forth in this Agreement, the Specified Stockholder may vote the Specified Stockholder’s Subject Securities in his, her or its discretion on all matters submitted for the vote of Parent’s stockholders or in connection with any meeting or written consent of Parent’s stockholders. Further, the Specified Stockholder shall appear in person or by proxy at the Parent Stockholder Meeting and each such meeting at which any of the matters described this Section 3.1 is to be voted on or otherwise cause the Specified Stockholder’s Subject Securities to be counted as present thereat for purposes of calculating a quorum.
Section 3.2     [Reserved].
Section 3.3     Recommendation Change.
(a)Notwithstanding Section 3.1 of this Agreement, in the event of a Parent Adverse Recommendation Change made in compliance with the Merger Agreement (including Section 4.5(d) thereof), the obligations of the Specified Stockholder set forth in this Agreement, including the obligation of the Specified Stockholder to vote the Subject Securities as to which the Specified Stockholder control the right to vote in the manner set forth in Section 3.1 of this Agreement, shall terminate and no longer be of any force and effect.
SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE SPECIFIED STOCKHOLDER
The Specified Stockholder hereby represents and warrants, as of the date hereof, to the Company as follows:
Section 4.1     Authorization, etc. The Specified Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform the Specified Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by the Specified Stockholder and constitutes the legal, valid and binding obligation of the Specified Stockholder, enforceable against the Specified Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. If the Specified Stockholder is a corporation, then the Specified Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated. If the Specified Stockholder is a general or limited partnership, then the Specified Stockholder is a partnership duly organized, validly existing and in good standing (where such concept is applicable) under the laws of the jurisdiction in which it was organized. If the Specified Stockholder is a limited liability company, then the Specified Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.
Section 4.1     No Conflicts or Consents.
(a)The execution and delivery of this Agreement by the Specified Stockholder does not, and the performance of this Agreement by the Specified Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to the Specified Stockholder or by which the Specified Stockholder or any of the Specified Stockholder’s properties is or may be bound or affected in any material respect; (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, any material Contract to which the Specified Stockholder is a party or by which the Specified Stockholder or any of the Specified Stockholder’s subsidiaries or properties is or may be bound or affected, except, in the case of the immediately preceding clauses (i) and (ii), where such breach or default under such Contract would not materially interfere with the Specified Stockholder’s ability to perform the Specified Stockholder’s obligations under this Agreement, or (iii) result in or constitute (with or without notice or lapse of time) any encumbrance or restriction on any of the Specified Stockholder’s Subject Securities.
(b)The execution and delivery of this Agreement by the Specified Stockholder does not, and the performance of this Agreement by the Specified Stockholder will not, require any consent or approval of any Person.
Section 4.3     Title to Securities. As of the date of this Agreement: (a) the Specified Stockholder holds of record or beneficially (free and clear of any Liens, voting arrangements or commitments or other restrictions that would limit the performance of the Specified Stockholder under this Agreement) the number of shares of Parent Common Stock set forth opposite his, her or its name under the heading “Shares Held of Record or Beneficially” on Exhibit A; (b) the Specified Stockholder does not Own any shares of Parent other than the shares of Parent Common Stock set forth opposite his, her or its name on Exhibit A and (c) the Specified Stockholder has not entered into any voting agreement, voting trust or similar agreement with respect to its Subject Securities or granted any proxy, consent or power of attorney with respect to its Subject Securities (other than as contemplated by this Agreement). The Specified Stockholder has sole power to vote and direct its Subject Securities.
SECTION 5

ADDITIONAL COVENANTS OF STOCKHOLDER
Section 5.1     Stockholder Information. The Specified Stockholder hereby agrees to permit Parent, Merger Sub and the Company to: (a) publish and disclose in any proxy statement, prospectus, current report on Form 8-K or any other document or schedule required to be filed with the SEC or any other regulatory authority or in any announcement, in each case in connection with the Merger or the issuance of shares of Parent Common Stock in connection with the Merger, the Specified Stockholder’s identity and ownership of shares of Parent Common Stock, and the nature of the Specified Stockholder’s obligations under this Agreement; and (b) file this Agreement as an exhibit to any proxy statement, prospectus, current report on Form 8-K or any other document or schedule required to be filed with the SEC or any other regulatory authority in connection with the Merger or the issuance of shares of Parent Common Stock in connection with the Merger. The Specified Stockholder hereby agrees to use commercially reasonable efforts to reasonably promptly provide Parent with any information Parent may reasonably require for the preparation of the documents mentioned in clause (a) of this Section 5.1.
Section 5.2     Litigation. The Specified Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim brought by the stockholders of Parent against Parent, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement.
Section 5.3     Adjustments. After the date of this Agreement and prior to the Voting Expiration Date, in the event of a stock split, stock dividend or distribution or any change in the Specified Stockholder’s Subject Securities by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Subject Securities” shall be deemed to refer to and include such securities as well as all such stock dividends, distributions and any securities in to which or for which any or all of such securities may be changed or exchanged or which are received in such transaction.
Section 5.4     Further Assurances. From time to time and without additional consideration, the Specified Stockholder shall execute and deliver, or cause to be executed and delivered, such additional certificates, instruments and other documents, and shall take such further actions, as reasonably necessary under applicable law to perform its obligations as expressly set forth under this Agreement.
SECTION 6

MISCELLANEOUS
Section 6.1     No Limitations on Actions. The parties hereto acknowledge that Specified Stockholder is entering into this Agreement solely in their capacity as the Owner of his, her or its Subject Securities and, notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not limit and no provision of this Agreement is intended, nor shall it be construed to, prohibit, limit, restrict or affect in any respect the actions or exercise of any fiduciary duties of the Specified Stockholder or any of its affiliates in their capacity as a director of Parent. The Company shall not assert any claim that any action taken by the Specified Stockholder or any of its or its affiliates’ respective representatives, affiliates, trustees, beneficiaries, settlors, employees or designees, in their capacity as a director of Parent, violates any provision of this Agreement. Nothing in this Agreement shall preclude the Specified Stockholder from making such filings as are required by applicable law in connection with the entering into of this Agreement, including an amendment to any Schedule 13D or Schedule 13G previously filed by the Specified Stockholder with the SEC.
Section 6.2     Termination. This Agreement shall terminate on the Voting Expiration Date; provided, however, that: (a) this Section 6 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) the termination of this Agreement shall not relieve any Specified Stockholder from any liability arising from any breach of any provision of this Agreement prior to such termination. For the avoidance of doubt, the representations and warranties herein shall not survive the termination of this Agreement.
Section 6.3     Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission), (c) when sent by email (unless an undelivered message is received by the sender) or (d) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):
if to the Specified Stockholder:
at the address set forth opposite the name of the Specified Stockholder on Exhibit A;
if to the Company:
IORA HEALTH, INC.
101 Tremont Street
Boston, MA 02108
Attention: Rushika Fernandopulle, Chief Executive Officer
E-mail:
if to Parent:
1LIFE HEALTHCARE, INC.
One Embarcadero Center, Suite 1900
San Francisco, California 94111
Attention: General Counsel
E-mail:
Section 6.4     Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of Applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. Except as otherwise expressly provided for herein, nothing contained in any representation or warranty, or the fact that any representation or warranty may or may not be more specific than any other representation or warranty, shall in any way limit or restrict the scope, applicability, or meaning of any other representation or warranty contained herein.
Section 6.5     Entire Agreement. This Agreement and the Exhibit hereto (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof and (b) is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. The Exhibit to this Agreement constitutes a part of this Agreement and is incorporated into this Agreement for all purposes as if fully set forth herein.

Section 6.6     Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the Company and the Specified Shareholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.
Section 6.7     Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled (without the requirement to post a bond or other security) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the Company or Parent or Merger Sub, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations under this Agreement.
Section 6.8     Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction.
(b)Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court of the United States of America located within the State of Delaware, in any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in the Delaware Court of Chancery or, to the extent required by Applicable Law, the federal court located within the State of Delaware, (b) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery or in any such Federal court, (c) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address set forth below shall be effective service of process for any suit, action or proceeding brought in any such court.
(c)EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF,

UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties hereto (a) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and Transactions, by, among other things, the mutual waivers and certifications in this Section 6.8.
Section 6.9     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that the parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.
Section 6.10     Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
Section 6.11     Waiver. At any time prior to the Voting Expiration Date, any party hereto may, subject to Applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party hereto or (b) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding anything to the contrary contained herein, no failure or delay by the Company, Parent or the Specified Stockholder, in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 6.12     Interpretation. Section 8.1 of the Merger Agreement shall apply mutatis mutandis to this Agreement.
Section 6.13     Amendment or Supplement. Subject to Applicable Law, this Agreement can be amended, supplemented or modified only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification is sought.

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first written above.
IORA HEALTH, INC.
By:
Name:
Title:

Signature Page to Voting Agreement

    In Witness Whereof, the parties have caused this Agreement to be executed as of the date first written above.
1LIFE HEALTHCARE, INC.
By:
Name:
Title:

Signature Page to Voting Agreement

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first written above.
SPECIFIED STOCKHOLDER:

By:
Name:
Title:
Notice to be sent to:
______________________________
______________________________
______________________________
______________________________
______________________________

Signature Page to Voting Agreement

EXHIBIT A
SPECIFIED STOCKHOLDER

Name	Address	Shares Held of Record or Beneficially